Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Raises $162 Million Through Sales of AMC Preferred Equity Units ("APE") Since Launching Its At-The-Market Program and Provides Business Update

•	Enhances liquidity by raising more than $162 million of equity capital since the inception of the APE At-The-Market program.

•	Strengthens balance sheet by repurchasing approximately $36 million in principal amount of debt at an average discount of approximately 61%, taking total principal debt reduction for the fourth quarter to approximately $107 million and the total principal debt reduction for 2022 to approximately $180 million after considering the previously announced Odeon debt refinancing.

•	Expects liquidity as of December 31, 2022, to be between $725 million and $825 million, including $211.2 million of undrawn capacity under the Company’s revolving credit facility and after taking into consideration debt repurchases. This implies an improvement in the net decrease in cash and cash equivalents and restricted cash of between $110 million and $210 million compared to the third quarter of 2022.

•	Announces the acquisition of yet another former Arclight theatre in the Boston, Massachusetts market and further potential industry consolidation opportunities.

LEAWOOD, KANSAS - (December 19, 2022) -- AMC Entertainment Holdings, Inc. (NYSE: AMC and APE) (“AMC” or “the Company”), today provided a business update for the fourth quarter ending December 31, 2022.

•	As of December 19, 2022, since the inception of its APE At-The-Market Program (“ATM”) offering, AMC has strengthened its liquidity position by raising approximately $162.4 million of gross cash proceeds before fees and commissions, through the sale of 125.9 million AMC Preferred Equity Units. During the fourth quarter of 2022 to date, AMC has raised approximately $153.2 million of gross cash proceeds before fees and commissions, through the sale of 123.2 million AMC Preferred Equity Units.

•	During the fourth quarter of 2022, AMC used a portion of the net proceeds from its ATM to repurchase approximately $30.7 million principal amount of its 10% Second Lien Debt due 2026 at an average discount of approximately 60% and approximately $5.25 million principal amount of its 6.125% Senior Subordinated Notes due 2027 at an average discount of 70%.

•	During the fourth quarter of 2022, as a result of the debt repurchases and the previously announced Odeon debt refinancing, AMC reduced the principal amounts of its debt by approximately $107 million, bringing the total principal debt reduction during 2022 to approximately $180 million.

•	Based on the success of AMC's ATM program, its operating performance to date, and its effective cash management efforts, AMC’s liquidity position (cash, cash equivalents and undrawn revolving credit facility capacity) as of December 31, 2022, is currently estimated to be between $725 and $825 million, after debt repurchases and including $211.2 million of undrawn capacity under the Company’s revolving credit facility, subject to operating performance during the remainder of the holiday period in 2022 and the timing of landlord concessions. This implies an improvement in the net decrease in cash and cash equivalents and restricted cash of between $110 million and $210 million compared to the third quarter of 2022.

•	AMC is announcing the acquisition of the 13-screen former Arclight Cinemas theatre located at The Hub on Causeway, the large-scale mixed-use development at North Station, in Boston, Massachusetts. This theatre is brand new, having opened in December 2019 and closed only three months later due to COVID-19.

Adam Aron, Chairman and CEO of AMC Entertainment commented, “Even though the APE units and our common shares are economically equivalent, it is disappointing that the APE units have since inception consistently traded at a significant discount to the AMC common shares. While the trading prices of the two securities seem to reflect distinct market and trading dynamics, the APEs are serving precisely the purpose originally intended for them. At a time when one or more of our competitors have been facing potentially devastating liquidity challenges, by contrast during the past 90 days, AMC has been able to raise $162 million of additional cash through the sale of equity thereby improving our own liquidity position markedly. In addition, AMC reduced debt for the third time this year, including most recently by buying back debt at a substantial 61% discount and is able to contemplate various opportunities to add theatres to our fleet including just having successfully secured for AMC the attractive former Arclight Boston.”

Aron added, “Our outlook for the industry is positive as we expect the box office will be larger in 2023 than in 2022. Our liquidity position is strong, as we continue to demonstrate our ability to raise cash, thereby strengthening our balance sheet. We also continue to enhance our footprint by acquiring superb theatres without significant capital outlays while at the same time exiting under-performing locations. For so many reasons, we believe the future remains bright for AMC.”

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 940 theatres and 10,500 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, web site and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance and box office levels, our liquidity, and the potential conversion of our AMC Preferred Equity Units. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: AMC’s ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required unless it is able to achieve more normalized levels of operating revenues, likely would result with AMC seeking an in-court or out-of-court restructuring of its liabilities; the potential impact of AMC’s existing or potential lease defaults; the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general; the seasonality of AMC’s revenue and working capital; the continued recovery of the North American and international box office; AMC’s significant indebtedness, including its borrowing capacity and its ability to meet its financial maintenance and other covenants; motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release window; AMC Stubs A-List not meeting anticipated revenue projections; general and international economic, political, regulatory and other risks; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; supply chain disruptions, labor shortages, increased cost and inflation; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended September 30, 2022 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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